Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement Nos. 333-200436, 333-200438, 333-233258, 333-251570 and 333-276092 on Form S-8 of Liberty Broadband Corporation of our report dated February 1, 2024, with respect to the consolidated financial statements of Charter Communications, Inc., which report is incorporated by reference in the Form 10-K of Liberty Broadband Corporation dated February 16, 2024.

/s/ KPMG LLP

St. Louis, Missouri
February 15, 2024